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                                                                EXHIBIT 10.40

                              SUB-LEASE AGREEMENT

    This Sub-Lease is made this ___ day of August, 1996, at Richardson, Texas, by and between ADC Telecommunications, Inc. (hereinafter called "Sub-Lessor'), and STB Systems, Inc. (hereinafter called "Sub-Lessee").

     Sub-Lessor is the Lessee under that certain Lease (hereinafter called the "Main Lease") by and between Central Park Associates, LTD, as Lessor and Sub-Lessee, as Lessee, executed on or about October 31, 1990, which was assigned to WHTR Real Estate Limited Partnership (hereinafter called "Lessor"), and amended on May 28, 1995, for the premises described in the Main Lease (hereinafter called "Leased Premises"), a true and correct copy of which Main Lease is attached hereto as Exhibit "A" and incorporated herein by reference.

     In consideration of the mutual promises contained herein, Sub-Lessor hereby sub-leases the Leased Premises to Sub-Lessee, subject to the terms of the Main Lease, and subject further to the provisions of this Sub-Lease Agreement, as follows:

     1. Sub-Lessee hereby agrees to abide by and observe all the terms, covenants and conditions of the Main Lease, except that said Premises leased in the Sub-Lease Agreement shall be 16,204 rentable square feet (hereinafter called "Sub-Leased Premises"). Sub-Lessee accepts the Sub-Leased Premises in "as is" condition, "with all faults".

     2. The term of this Sub-Lease shall be for a term of twenty-three (23) months, commencing on November 1, 1996, and ending on October 31, 1998, provided, however, that this Sub-Lease shall sooner terminate upon the termination for any cause whatsoever of the Main Lease. Sub-Lessor shall have no liability to SubLessee due to the termination of the Main Lease by reason of any default by SubLessee under this Sub-Lease, or by reason of any condemnation or destruction of the Main Lease Premises.

     3. Insofar as the provisions of the Main Lease do not conflict with the specific provisions of this Sub-Lease Agreement, they and each of them are incorporated into this Sub-Lease as if fully and completely rewritten herein, and Sub-Lessee agrees to be bound to the Sub-Lessor by all the terms of the Main Lease and to assume towards Sub-Lessor and perform all the obligations and responsibilities that Sub-Lessor, by the Main Lease, assumes towards the Lessor, except for the payment of rent by Sub-Lessee to Sub-Lessor, which is governed by Paragraph 4 herein. Sub-Lessee further agrees to defend, indemnify and hold harmless SubLessor and Lessor from any claim or liability under the Main Lease and this SubLease Agreement arising subsequent to the effective date of this Sub-Lease Agreement. The relationship between Sub-Lessee and Sub-Lessor shall be the same as that between Sub-Lessor and Lessor under the Main Lease. Sub-Lessor



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          shall not be liable for any nonperformance of or noncompliance with or breach or failure to observe any term, covenant or condition of the Main Lease upon Lessor's part to be kept, observed, performed or complied with, or for any delay or interruption in Lessor's performing its obligations thereunder, provided that Sub-Lessor shall cooperate with Sub-Lessee in assisting Sub-Lessee in enforcing the terms of the Main Lease, to the extent provided below. Sub-Lessor hereby assigns unto Sub-Lessee, for so long as this Sub-Lease shall be in force and effect, any and all assignable rights and causes of action which Sub-Lessor may have against Lessor with respect to the Sub-Leased Premises due to defaults by Lessor under the Main Lease. Sub-Lessor will cooperate with and join with Sub-Lessee in any claims or suits brought by Sub-Lessee against Lessor under the Main Lease, provided that such participation shall be without cost or expense to SubLessor. Sub-Lessor shall not enter into any amendment of the Main Lease with Lessor which impairs any rights or increases any obligations of Sub-Lessee thereunder without obtaining Sub-Lessee's written consent thereto prior thereto.

     4. (a) Sub-Lessee agrees to pay Sub-Lessor as base rental and initial monthly escrow payments for the Sub-Leased Premises, payable in advance on the first (1ST) day of each calendar month during the term of this Sub-Lease, as follows:

               Months                      Monthly Base Rent
               1 - 23                      $10,465.08

          (b) Sub-Lessee will pay Sub-Lessor, as additional rent, monthly in advance on the first (1ST) day of each calendar month during the term of this SubLease, one-twelfth (1/12th) of the amount by which Sub-Lessee's Proportionate Share of the Estimated Operating Expenses for the Leased Premises exceeds the Base Operating Expense Rate described in paragraph 7 of the Supplemental Lease Agreement dated May 25, 1995, entered into between Sub-Lessor and Lessor.

     5. The following events shall be deemed to be events of default by Sub-Lessee under this Sub-Lease:

          (a) Any events of default by Sub-Lessee listed as events of default by Lessee set forth in the Main Lease;

          (b)  Any events of default of the provisions of this Sub-Lease
               Agreement.



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          Upon the occurrence of any such event of default, and in addition to any other available remedies provided by law or in equity, Sub-Lessor shall have all remedies granted to Lessor in the Main Lease.

     6. Any notice or other communication required or permitted to be given under this Sub-Lease or under the Main Lease shall be in writing and shall be deemed to be delivered on the date it is hand-delivered to the party to whom such notice is given, or if such notice is mailed on the date on which it is deposited in the United States Mail, postage prepaid, Certified or Registered Mail, Return Receipt Requested, addressed to the party to whom such notice is directed, at the address set forth below:

          IF TO SUB-LESSOR:

          ADC TELECOMMUNICATIONS, INC.
          4900 W. 78 TH St.

          Minneapolis, MN 55435
          Attention:  Rick Palmer, Director of Corporate Facilities
          CC: General Counsel fax (612) 946-3209

          IF TO SUB-LESSEE:

          STB SYSTEM, INC.
          1651 N. Glenville
          P.O. Box 850957
          Richardson, TX 75087
          Attention:  William E. Ogle, President
          cc: Bryan F. Keyes fax (214) 234-1306


     7. Sub-Lessee shall have no right to assign or sublet any interest in this Sub-Lease without first obtaining the written consent of the Lessor and Sub-Lessor, which consent may or may not be granted by the Lessor or Sub-Lessor in their sole opinion, judgment or discretion.

     8. In the event any one or more of the provisions contained in this Sub-Lease Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Sub-Lease Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     9. That Lessor, Lessee (Sub-Lessor) and Sub-Lessee mutually agree and acknowledge this Sub-Lease Agreement and agree as follows:



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          (a)  Sub-Lessee hereby agrees to perform and observe all covenants and conditions contained in the Lease on Sub-Lessor's part to be performed and observed, with the same force and effect as if Sub-Lessee was originally named in the Lease as Lessee.

          (b) Lessor hereby consents to the aforesaid Sub-Lease Agreement by SubLessor to Sub-Lessee, upon the express condition that no further SubLease or transfer of the Lease shall be made without prior written consent of Lessor.

          (c) Furthermore, Sub-Lessor understands that it remains primarily liable for the payment of rent herein specified for the full term of the original Lease, which Lease includes any amendments and special provisions incorporated therein. In consideration of the foregoing, Lessor hereby consents to the assignment of the Lease by Sub-Lessor to Sub-Lessee but Sub-Lessor is not released from its obligations, agreements, covenants and duties imposed upon it by the Lease, and Sub-Lessor shall answer for any default made in the performance of such Lease by Sub-Lessee. Sub-Lessee hereby covenants and agrees to abide by all the provisions and covenants of the Lease and Sub-Lease and that it shall be held responsible by SubLessor for any default which may occur as a result of Sub-Lessee's negligent or intentional act or omission.

     10. Sub-Lessor shall be solely responsible for the payment of all leasing commissions arising from this Sub-Lease Agreement.

     11. This Sub-Lease Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings and written or oral agreements between the parties respecting the subject matter of this Sub-Lease Agreement.

     EXECUTED on the day and year first above written.

SUB-LESSOR:                            SUB-LESSEE:

ADC TELECOMMUNICATIONS, INC.           STB SYSTEMS, INC.

By: Laurie Main                        By: Bryan F. Keyes
    ----------------------------           ----------------------------------
Title:  President ADC/NSD              Title:  Treasurer
      ----------------------------            --------------------------------



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                              CONSENT BY LESSOR

     Pursuant to Paragraph 18 in the Main Lease referred to in this Sub-Lease Agreement, Lessor consents to this Sub-Lease Agreement. It is specifically agreed and understood that nothing contained in this consent to sublease will in any way alter or eliminate the liability of Sub-Lessor created under the Main Lease referred to above. In addition, as stated in Paragraph 18 of the Main Lease, Sub-Lessor shall pay to Lessor 50% of any excess rental as additional rent.


LESSOR:                                WHTR REAL ESTATE LIMITED
                                       PARTNERSHIP, A DELAWARE LIMITED
                                       PARTNERSHIP


                                       BY: JER WHTR SERVICES, INC., A VIRGINIA
                                       CORPORATION, ITS MANAGING GENERAL
                                       PARTNER


                                       By: /s/ John L. Gwyn
                                           -----------------------------------
                                               John L. Gwyn
                                               Vice President









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